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                                                                    Exhibit 4(f)

                                 FIRST AMENDMENT
                                     TO THE
             NORTHSHORE MINING COMPANY AND SILVER BAY POWER COMPANY
                             RETIREMENT SAVINGS PLAN


         WHEREAS, Northshore Mining Company established the Northshore Mining Company and Silver Bay Power Company Retirement Savings Plan (the "Plan") effective as of the day following the "Closing Date" of the transactions contemplated by the Stock Purchase Agreement by and between Cleveland-Cliffs Inc and Cliffs Minnesota Minerals Company and Cyprus Amax Minerals Company, as amended (the "Stock Purchase Agreement"), as "Closing Date' is defined in such Stock Purchase Agreement; and

         WHEREAS, Section 11.3 of the Plan provides that the Plan may be amended at any time; and

         WHEREAS, Northshore Mining Company desires to amend the Plan;

         NOW, THEREFORE, BE IT RESOLVED that the Plan is hereby amended, such Amendment to be effective as of June 1, 1997, as follows:

1. The second and third sentences of Section 3.1 of the Plan are hereby restated in their entirety, such sentences to read as follows:

                  "Any other Employee may elect to participate in the Plan as of the first day of the first pay period during which the Employee commences or recommences employment with the Company; provided, however, that such Employee has completed the appropriate enrollment form(s) and timely filed such form(s) with the Plan Administrator. Any Employee who does not become a Participant when first eligible to do so may elect to participate in the Plan as of the first day of any subsequent payroll period; provided, however, such Employee has completed the appropriate enrollment form(s) and timely filed such form(s) with the Plan Administrator."

2.       The first sentence of the first paragraph of subsection [c] of Section
         4.1 of the Plan is deleted therefrom and the following two sentences are substituted in lieu thereof:

                  "A participant may change the rate of Participant Contributions prospectively but not retroactively by completing and timely filing, as prescribed by the Plan Administrator, the appropriate form(s) with the Plan Administrator (on the form(s) prescribed by the Plan Administrator for such purpose). Such change in the rate of Participant Contributions shall be processed and effective as soon as administratively possible following the Plan Administrator's receipt of the appropriate completed form(s)."


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3.       Subsection [d] of Section 4.1 of the Plan is hereby restated in its entirety, such subsection [d] to read as follows:

                  "[d] Suspension of Participant Contributions: A Participant may suspend or resume After-Tax Contributions or Pre-Tax Contributions by completing and timely filing, as prescribed by the Plan Administrator, the appropriate form(s) with the Plan Administrator. After-Tax Contributions or Pre-Tax Contributions, as applicable, shall be suspended or resumed as soon as administratively possible following the Plan Administrator's receipt of the appropriate completed form(s)."

4. Section 6.1 of the Plan is amended by designating the provisions currently set forth therein as subsection [a] thereof and by redesignating subsections [a], [b], [c], [d], [e], [f], [g], [h] and [i], respectively, as clauses [1], [2], [3], [4], [5], [6], [7], [8]
         and [9], respectively.

5. Section 6.1 is further amended by the addition of the following subsection [b] thereto, such subsection [b] to immediately follow subsection [a] thereof and to read as follows:

                  "[b] Effective June 1, 1997, the following investment categories will be offered:

                           [1]      T. Rowe Price Prime Reserve Fund;

                           [2]      T. Rowe Price Stable Value Fund;

                           [3]      T. Rowe Price Spectrum Income Fund:

                           [4]      T. Rowe Price Equity Income Fund;

                           [5]      T. Rowe Price Equity Index Fund;

                           [6]      T. Rowe Price Capital Appreciation Fund;

                           [7]      T. Rowe Price International Stock Fund;

                           [8]      T. Rowe Price Mid-Cap Growth Fund;

                           [9]      T. Rowe Price New America Growth Fund; and

                           [10]     Cliffs Stock Fund."

6. Effective July 1, 1997, clause [2] of of subsection [g] of Section 7.9 of the Plan is hereby amended by the deletion of the second sentence therefrom.

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         7. Subsection [h] of Section 7.9 of the Plan is hereby restated in its entirety, such subsection [h] to read as follows:

                  "[h] Terminated Employees: Effective for loans made on or after July 1, 1997, such loan shall be immediately due and payable upon a Participant's Termination of Employment with the Company and all Related Corporations."

         8. The second sentence of subsection [i] of Section 7.9 of the Plan is hereby restated in its entirety, such subsection [i] to read as follows:

                  "Effective for loans made on or after July 1, 1997, any such loan that becomes immediately due and payable because of the circumstances described in subsection [h] of this Section 7.9 shall be in default if not paid in full within 90 days of the Participant's Termination of Employment with the Company and all Related Corporations."


                                      * * *


         EXECUTED in Cleveland, Ohio and effective as of June 1, 1997.



                                NORTHSHORE MINING COMPANY


                                By  /s/ J. W. Sanders
                                   ------------------------------------

                                    Title: PRESIDENT


                                And /s/ J. E. Lenhard
                                   ------------------------------------
                                      Title: SECRETARY



                                SILVER BAY POWER COMPANY


                                By  /s/ J. W. Sanders
                                   ------------------------------------
                                      Title: PRESIDENT


                                And /s/ J. E. Lenhard
                                   ------------------------------------
                                      Title: SECRETARY